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                                                              DRAFT 11/3/94


                               6,400,000 Shares

                              REXENE CORPORATION

                                 Common Stock

                         U.S. UNDERWRITING AGREEMENT

                                                              November  , 1994

SMITH BARNEY INC.
WERTHEIM SCHRODER & CO. INCORPORATED

     As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
     1345 Avenue of the Americas
     New York, New York 10105

Dear Sirs:

     Rexene Corporation, a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 6,400,000 shares (the "Firm Shares") of its common stock, $0.01 par value per share (the "Common Stock"), to the several underwriters named in Schedule I hereto (the "Underwriters") for whom Smith Barney Inc. and Wertheim Schroder & Co. Incorporated are acting as representatives (the "Representatives"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 960,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

     It is understood that the Company is concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale of 1,600,000 shares of the Common Stock (the "Firm International Shares") by the Company (plus an option granted by the Company to purchase up to an additional 240,000 shares of Common Stock (the "Additional International Shares") through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc. and J. Henry Schroder Wagg & Co. Limited are acting as representatives (the "Lead Managers"). All shares of Common Stock proposed to be offered to the Managers pursuant to the International Underwriting Agreement, including the Firm International Shares and the Additional International Shares, are herein called the "International Shares"; the International Shares and the Shares, collectively, are herein called the "Underwritten Shares."

     The Company also understands that the Representatives and the Lead Managers have entered into an agreement (the "Agreement


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Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares. The Company understands that any such purchases and sales between the Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

     The Underwritten Shares are being offered as part of a recapitalization plan (the "Recapitalization") that includes (i) the public offering (the "Notes Offering") by the Company of $175 million principal amount of ___% Senior Notes due 2004 (the "Senior Notes"), (ii) the establishment by the Company of a bank credit facility pursuant to the Credit Agreement (the "Credit Agreement"), to be dated ________________, 1994, among the Company, The Bank of Nova Scotia and the lenders party thereto providing for a term loan of up to $100 million and a revolving line of credit of up to $80 million, (iii) an initial term borrowing of $100 million under the Credit Agreement, (iv) the call for redemption and defeasance of the Company's outstanding Increasing Rate First Priority Notes due 1999 (the "Old Senior Notes") and the Company's Increasing Rate Second Priority Notes due 2002 (the "Old Subordinated Notes" and, together with the Old Senior Notes, the "Old Notes") and (v) the repayment by the Company of all obligations outstanding pursuant to the credit agreement, dated September 17, 1992, between the Company and Transamerica Business Credit Corporation (the "Existing Credit Agreement").

     The Company wishes to confirm as follows its agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

     1. REGISTRATION STATEMENT AND PROSPECTUSES. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including prospectuses subject to completion relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement, and including the information (if any) contained in any prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act. If it is contemplated, at


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the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Underwritten Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectuses or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectuses or the Prospectuses, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectuses or the Prospectuses shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectuses, the Prospectuses or any amendment or supplement thereto.

     It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the U.S. Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing


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Prospectus and the International Prepricing Prospectus are herein called the
"Prepricing Prospectuses." For purposes of this Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act, as applicable; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; and "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

     2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

     The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 960,000 Additional Shares. Additional shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.


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            Each Underwriter represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof, (i) it is not purchasing any Shares for the account of anyone other than a U.S. or Canadian Person, (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any U.S. Prospectus outside the United States or Canada or to anyone other than a U.S. or Canadian Person, and (iii) any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.

     3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus. In such proposed public offering, each Underwriter shall observe all applicable laws and regulations in any jurisdiction in which it may offer, sell, resell or deliver any of the Shares.

     4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 1345 Avenue of the Americas, New York, NY 10105, at 10:00 A.M., New York City time, on ________________, 1994 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares


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to be purchased hereunder shall be delivered to you on the Closing Date or the
Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company.

     5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

            (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; (iii) of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information; and (iv) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

            (c) The Company will furnish to you, without charge, (i) three signed copies of the registration statement as originally filed with the Commission and of each amendment


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thereto, including financial statements and all exhibits thereto, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request,
(iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) three copies of the exhibits to the Incorporated Documents.

            (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses or, prior to the end of the period of time referred to in the first sentence in subsection
(f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised and provided a copy within such reasonable amount of time as is necessitated by the exigency of such amendment or supplement or to which, after you shall have been so advised and provided a copy, you shall reasonably object.

            (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the U.S. Prepricing Prospectus.
The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

            (f) As soon after the execution and delivery of this Agreement as practicable and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a U.S. Prospectus is required by the Act to be delivered in connection with sales of the Shares by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales of the Shares by any Underwriter or dealer (the "Prospectus Delivery Period"). If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in


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order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the U.S. Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

            (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

            (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

            (i) The Company will furnish to you (i) during the period of five years hereafter, as soon as available, a copy of each report of the Company mailed to securityholders or filed with the Commission and (ii) from time to time during the Prospectus Delivery Period, such other information concerning the Company as you may reasonably request.

            (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith.



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            (k)  The Company will apply the net proceeds from the sale of the
Shares substantially in accordance with the description set forth in the Prospectuses.

            (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

            (m) Except as provided in this Agreement and the International Underwriting Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 90 days after the date of the U.S. Prospectus, without the prior written consent of Smith Barney Inc.; PROVIDED, HOWEVER, that the foregoing shall not prohibit (i) the grant of options or warrants to purchase up to an aggregate of 25,000 shares of Common Stock by the Company to employees of the Company or its subsidiaries and (ii) the issuance by the Company of up to an aggregate of 225,000 shares of Common Stock upon the exercise of options and warrants outstanding on the date of this Agreement.

            (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current executive officers and directors, pursuant to which each such executive officer and director will agree that without the prior written consent of Smith Barney, Inc. not, directly or indirectly, to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 90 days after the date of the Prospectuses; PROVIDED, HOWEVER, that the foregoing will not prohibit the exercise by any such executive officer or director of options to purchase shares of Common Stock if (i) such options were issued prior to the date of the Prospectuses and (ii) the number of shares of Common Stock issuable upon exercise of such options, together with the aggregate of all other shares of the Common Stock issued by the Company since the date of the Prospectuses upon exercise of options held by all officers, directors and employees of the Company shall not exceed 250,000.

            (o) Except as stated in this Agreement, the International Underwriting Agreement, the Prepricing Prospectuses and the Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. Except as permitted by the Act, the Company will not distribute any registration statement, preliminary prospectus or prospectus or other offering material in connection with the offering and sale of the Shares.



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            (p)  The Company will use its best efforts to have the Shares listed on the New York Stock Exchange concurrently with the effectiveness of the Registration Statement.

            (q) The Company will do and perform all things required or necessary to be done and performed by it under this Agreement prior to the Closing Date and each Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

            (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

            (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement, in the form in which it became or becomes effective, in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any Underwriter or Manager furnished to the Company in writing by or on behalf of such Underwriter or Manager, respectively, through the Representatives or the Lead Managers, respectively, expressly for use therein.

            (c) The Incorporated Documents heretofore filed with the Commission, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue

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statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (d) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; as of the date of this Agreement, the only options or warrants to purchase Common Stock that are outstanding are options to purchase an aggregate of 900,000 shares of Common Stock issued by the Company; the Underwritten Shares have been duly authorized and, when issued and delivered to the Underwriters and the Managers against payment therefor in accordance with the terms hereof and of the International Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any lien, security interest or other encumbrance and any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectuses.

            (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate with other such failures, a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

            (f) No subsidiary of the Company constitutes a "Significant Subsidiary" under Regulation S-X under the Act (a "Significant Subsidiary"). Rexene Corporation Limited, an English company ("RCL") is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate with other such failures, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of RCL; all the outstanding shares of capital stock of RCL have been duly authorized and validly issued, are fully paid and nonassessable and free of any preemptive or similar rights, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien (other than liens under the agreements governing the Old Notes), adverse claim, security interest, equity or other encumbrance.

            (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries (the "Subsidiaries") , or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or any Incorporated Document or the Prospectuses or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

            (h) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any respect in any bond, debenture, note or any other evidence of indebtedness or in the performance of any obligation, agreement or condition contained in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except such violations or defaults as will not have, individually or in the aggregate, a Material Adverse Effect.

            (i) Neither the Company nor any of the Subsidiaries is in default in the payment of principal, interest or any other amounts due and owing under any bond, debenture, note or any other evidence of indebtedness, and no holder of indebtedness of the Company or any Subsidiary has declared, or threatened to declare, any such indebtedness (or part thereof) to be due and owing prior to its express maturity.

            (j) Neither the offer, sale or delivery of the Underwritten Shares, the execution, delivery or performance of this Agreement or the International Underwriting Agreement by the Company, the consummation of the Recapitalization, nor the consummation by the Company of the transactions contemplated hereby and thereby (A) requires or will require any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Underwritten Shares and the Senior Notes under the Act and the Exchange Act and the compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement, and except for all filings required to perfect the lenders' security interests under the Credit Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject (other than any lien created pursuant to the Credit Agreement), except where the failure to obtain or make such consents, approvals, authorizations, orders, registrations or filings or where such conflicts or violations will not have, individually or in the aggregate, a Material Adverse Effect.

            (k) The accountants, Price Waterhouse LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Act.

            (l) The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented and (other than the industry information included therein) prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

            (m) The pro forma financial information and the related notes thereto included in the Registration Statement (and any amendment or supplement thereto) have been prepared in accordance with the applicable requirements of the Act, include all adjustments necessary to present fairly the pro forma financial condition and results of operations at the respective dates and for the respective periods indicated and are based upon good faith estimates and assumptions believed by the Company to be reasonable.

            (n) The execution and delivery of, and the performance by the Company of its obligations under, each of this Agreement and the International Underwriting Agreement have been duly and validly authorized by the Company, and each of this Agreement and the International Underwriting Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

            (o) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is or, after giving effect to the Recapitalization, would be material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

            (p) Except as is not material to the condition (financial or other) business, properties, net worth, results of operations or prospects of the Company, each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

            (q) The Company has reviewed the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company and each of the Subsidiaries and has used its best efforts to identify and evaluate associated costs and liabilities (including, without limitation, all material capital and operating expenditures required for clean up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Prospectuses, neither the Company nor the Subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

            (r) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

            (s) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, subject to such qualifications as may be set forth in the Prospectuses and except where the failure to have such permits would not have, individually or in the aggregate, a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit which might have, individually or in the aggregate, a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectuses; and, except as described in the Prospectuses, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

            (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (u) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

            (v) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such tax returns, the failure of such tax returns to be complete and correct or the default in payment of such taxes or assessments will not have, individually or in the aggregate, a Material Adverse Effect.

            (w) No holder of any security of the Company has or, after giving effect to the Recapitalization, will have any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Recapitalization.

            (x) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses, except where the failure so to own or possess will not have, individually or in the aggregate, a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing, except as otherwise disclosed in the Prospectuses.

            (y) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectuses under the caption "Use of Proceeds" will not be, an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

            (z) Since June 30, 1993, the Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (aa) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

            (bb) The Company has delivered to the Underwriters true and correct executed copies of the Credit Agreement, and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which the Representatives previously shall have been advised and shall not have reasonably objected after being furnished a copy thereof. The Credit Agreement is the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. The representations and warranties of the Company set forth in Section VII of the Credit Agreement are true and correct as of the date hereof, and will be true and correct as of the Closing Date, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct as of such date. The Credit Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectuses.

            (cc) There is (i) no material unfair labor practice complaint pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against the Company or any Subsidiary and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company and the Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place. Neither the Company nor any Subsidiary is in violation of or has received notice that it is or was in violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder, except for such violations as will not have, individually or in the aggregate, a Material Adverse Effect.

            (dd) Neither the Company nor any of its Subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might be reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of the Shares or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (ee) Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in all material respects in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless each Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph
(b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

     (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

     8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectuses, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company, the Subsidiaries or any officer or director of the Company or the Subsidiaries which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

            (c) You shall have received on the Closing Date, an opinion of Thompson & Knight, special counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                    (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto);

                   (ii) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectuses; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock";

                  (iii) The Underwritten Shares have been duly authorized and, when issued and delivered to the Underwriters and the Managers against payment therefor in accordance with the terms hereof and of the International Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive rights arising as a matter of law to subscribe for or purchase any of the Underwritten Shares;

                   (iv) The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law;

                    (v) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                   (vi) The Company has the corporate power and authority to enter into this Agreement and the International Underwriting Agreement and to issue, sell and deliver the Underwritten Shares to the Underwriters and the Managers as provided herein and therein, and each of this Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (vii) Neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents;

                 (viii) Neither the offer, sale or delivery of the Underwritten Shares, the execution, delivery or performance of this Agreement or the International Underwriting Agreement, compliance by the Company with the provisions hereof and thereof, the consummation of the Recapitalization, nor consummation by the Company of the transactions contemplated hereby and thereby, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation or ruling (assuming compliance with all applicable state securities and Blue Sky laws) which, in such counsel's experience, is normally applicable to transactions such as those contemplated by this

Agreement, or any judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties, except where the conflict, breach, default or violation will not have, individually or in the aggregate, a Material Adverse Effect;

                   (ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares and the Senior Notes) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

                    (x) The Registration Statement and the Prospectuses and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                   (xi) (a) Other than as described or contemplated in the Prospectuses (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, known to such counsel, which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto) and (b) there are no agreements, contracts, indentures, leases or other instruments known to such counsel, that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

                  (xii) The statements in the Registration Statement and Prospectuses under "INVESTMENT CONSIDERATIONS -- Tax Consequences," under the second, third and fourth paragraphs under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources," "BUSINESS -- Litigation -- Odessa Residents' Tort Litigation," "MANAGEMENT -- Recent Adoption of Management Incentive Plans," "DESCRIPTION OF CAPITAL STOCK," "CERTAIN INDEBTEDNESS OF THE COMPANY," and "CERTAIN U.S. TAX CONSEQUENCES TO NON-U.S. STOCKHOLDERS," insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown, to the extent governed by the federal laws and the laws of jurisdictions on which such counsel expresses an opinion;

                 (xiii) Upon delivery of the Underwritten Shares pursuant to this Agreement and the International Underwriting Agreement and payment therefor as contemplated herein and in the International Underwriting Agreement, the Underwriters and the Managers will acquire good and marketable title to the Shares and the International Shares, respectively, free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title;

                  (xiv) Assuming that (A) the Company has deposited with the trustee under the indenture governing the Old Senior Notes (the "Old Senior Notes Indenture") $_____ million pursuant to Section 8.01(1)(B)(ii) of the Old Senior Notes Indenture, (B) the holders of the Old Senior Notes have a perfected security interest in the funds deposited pursuant to Section 8.01(1)(B)(ii) of the Old Senior Notes Indenture and (C) the notice of redemption related to the Old Senior Notes, in the form of Exhibit ___ hereto, and the terms contained therein, are satisfactory to the trustee under the Old Senior Notes Indenture, all obligations of the Company under the Old Senior Notes have been discharged, except for the surviving obligations set forth in Section 8.01 of the Old Senior Notes Indenture; assuming that (A) the Company has deposited with the trustee under the indenture governing the Old Subordinated Notes (the "Old Subordinated Notes Indenture") $_____ million pursuant to Section 8.01(1)(B)(ii) of the Old Subordinated Notes Indenture, (B) the holders of the Old Subordinated Notes have a perfected security interest in the funds deposited pursuant to Section 8.01(1)(B)(ii) of the Old Subordinated Notes Indenture and (C) the notice of redemption related to the Old Subordinated Notes, in the form of Exhibit ___ hereto, and the terms contained therein, are satisfactory to the trustee under the Old Subordinated Notes Indenture, all obligations of the Company under the Old Subordinated Notes have been discharged, except for the surviving obligations set forth in Section 8.01 of the Old Subordinated Notes Indenture; and

                   (xv) Although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectuses, as of their respective dates and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectuses, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectuses or any Incorporated Document).

          In rendering their opinion as aforesaid, counsel may rely upon (a) an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States and the States of Texas and Delaware, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon and (b) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or its Subsidiaries and public officials. Reference to the Prospectuses in this paragraph includes any supplements thereto at the Closing Date.

              (d) You shall have received on the Closing Date, an opinion of Bernard J. McNamee, Esq., corporate counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

              (i) Based solely on certificates from and correspondence with public officials, the Company is qualified to do business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate with other such failures, a Material Adverse Effect;

              (ii) The Company has full corporate power and authority, and all governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies necessary to own its properties and to conduct its businesses as now being conducted, as described in the Prospectuses, except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits would not have, individually or in the aggregate, a Material Adverse Effect;

             (iii) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable;

              (iv) Except as disclosed in the Prospectuses, the Company owns of record, directly or indirectly, all the outstanding shares of capital stock of each of the Subsidiaries free and clear of any lien, adverse claim, security interest, equity, or other encumbrance;

               (v) Other than as described or contemplated in the Prospectuses (or any supplement thereto), there are no legal or governmental proceedings pending or, to the best knowledge of such counsel, threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto);

              (vi) There are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

             (vii) The Company and the Subsidiaries own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses, except where the failure so to own or possess will not have, individually or in the aggregate, a Material Adverse Effect, and such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing, except as otherwise disclosed in the Prospectuses;

            (viii) Except as described in the Prospectuses, to the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except for such violations as would not have, individually or in the aggregate, a Material Adverse Effect;

              (ix) To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectuses and except for such defaults as would not have, individually or in the aggregate, a Material Adverse Effect;

              (x) Neither the offer, sale or delivery of the Underwritten Shares, the execution, delivery or performance of this Agreement or the International Underwriting Agreement, the consummation of the Recapitalization, nor consummation by the Company of the transactions contemplated hereby and thereby, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries (other than any lien created pursuant to the Credit Agreement), except where the conflict, breach, default, creation or imposition of any lien, charge or encumbrance will not have, individually or in the aggregate, a Material Adverse Effect;

              (xi) Except as described in the Prospectuses and except for options and warrants outstanding as of the date of this Agreement, upon the exercise of which an aggregate of not more than 900,000 shares of Common Stock would be issuable by the Company, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

             (xii) Except as described in the Prospectuses, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Underwritten Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Recapitalization, to require registration under the Act of any shares of Common Stock or other securities of the Company;

            (xiii) The statements in the Registration Statement and the Prospectuses under "INVESTMENT CONSIDERATIONS -- Environmental Considerations," "-- Legal Matters," "BUSINESS -- Environmental and Related Regulation" and "-- Litigation," insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown, to the extent governed by the federal laws and the laws of jurisdictions on which such counsel expresses an opinion; and

             (xiv) Such counsel has discussed the Registration Statement, the Prospectuses and the Incorporated Documents with the officers of the Company and has participated in the preparation of the Registration Statement and the Prospectuses, including review and discussion of the contents thereof, and based thereon nothing has come to the attention of such counsel that has caused him to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectuses, as of their respective dates and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectuses, as of its respective date, and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectuses).

              (e) You shall have received on the Closing Date, an opinion of Simpson & Curtis, special counsel for RCL, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

              (i) RCL is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate with other such failures, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of RCL; and all the outstanding shares of capital stock of RCL have been duly authorized and validly issued, are fully paid and nonassessable and free of any preemptive rights and are owned of record by the Company directly or indirectly, free and clear of any perfected security interest, or, to the best knowledge of such counsel, any other security interest, lien, adverse claim, equity or other encumbrance.

              (f) You shall have received on the Closing Date, an opinion of Patterson Belknap, New York counsel for the

Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

          (i) Assuming the Company has the corporate power and authority to enter into this Agreement and the International Underwriting Agreement and to issue, sell and deliver the Underwritten Shares to the Underwriters and the Managers as provided herein and therein, and each of this Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company, then each of this Agreement and the International Underwriting Agreement is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

              (g) You shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to certain of the matters referred to in clauses (i), (v), (vi), (x) and (xv) of the foregoing paragraph (c) and such other related matters as you may request.

              (h) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Price Waterhouse LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

              (i) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(i) and in Section 8(j) hereof.

              (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

              (k) The Shares shall have been listed or approved for listing upon notice of issuance on the New York Stock Exchange.

              (l) The Company shall have entered into the Credit Agreement (the form and substance of which shall be reasonably acceptable to the Underwriters) and the Underwriters shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

              (m) Each condition to the closing and the initial borrowing contemplated by the Credit Agreement (other than the issuance and sale of the Underwritten Shares pursuant hereto and to the International Underwriting Agreement and the closing of the Notes Offering) shall have been satisfied or, with the Representatives' specific approval, waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement, the International Underwriting Agreement and the Recapitalization) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Credit Agreement. On the Closing Date, the closing under the Credit Agreement shall have been consummated on terms that conform in all material respects to the description thereof in the Registration Statement and Prospectuses and the Underwriters shall have received evidence satisfactory to the Underwriters of the consummation thereof.

              (n) Each condition to the closing of the Notes Offering (other than the issuance and sale of the Underwritten Shares pursuant hereto and to the International Underwriting Agreement and the initial borrowing under the Credit Agreement) shall have been satisfied or, with the Representatives' specific approval, waived. On the Closing Date, the closing of the Notes Offering shall have been consummated on terms that conform in all material respects to the description thereof in the Registration Statement and Prospectuses and the Underwriters shall have received evidence satisfactory to the Underwriters of the consummation thereof.

              (o) On the Closing Date, (i) the Company shall have called for redemption and defeased all of the Old Notes, (ii) all liens on the assets of the Company and the Subsidiaries securing the Company's obligations under the Old Notes shall have been released and (iii) the Underwriters shall have received evidence satisfactory to the Underwriters of the consummation of the transactions set forth in clauses (i) and (ii) above.

              (p) On the Closing Date, (i) the Company shall have repaid all amounts owing under the Existing Credit Agreement, (ii) all liens on the assets of the Company and the Subsidiaries securing the Company's obligations under the Existing Credit Agreement shall have been released and (iii) the Underwriters shall have received evidence satisfactory to the Underwriters of the consummation of the transactions set forth in clauses (i) and (ii).

              (q) On the Closing Date, the Company shall have furnished to you a copy of the report dated October 17, 1994, regarding certain environmental matters prepared by Pilkco & Associates, Inc., in form satisfactory to you.

              (r) The closing under the International Underwriting Agreement shall have occurred on the Closing Date concurrently with the closing hereunder.

              (s) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

              All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) through
(g) shall be revised to reflect the sale of Additional Shares.

          9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each of the Prepricing Prospectuses, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the U.S. Prepricing Prospectus, the U.S. Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the International Underwriting Agreement, the Supplemental Agreement Among U.S. Underwriters, the Agreement Among Managers, the Agreement Between U.S. Underwriters and Managers, the International Selling Agreement, the Managers' Questionnaire, the preliminary and final Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Underwritten Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and reasonable fees and expenses of counsel for the Underwriters and Managers in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;
(viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) the fees and expenses of the transfer agent for the Shares.

              10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

              If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectuses or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

          Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, second, fourth, eighth, ninth, tenth and thirteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

          13.     MISCELLANEOUS.  Except as otherwise provided in Sections 5,
10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the
Company at   5005 LBJ Freeway, Occidental Tower, Suite 500, Dallas, Texas 75244,
Attention: Bernard J. McNamee, Esq.; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 1345 Avenue of the Americas, New York, New York 10105, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

          14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                    Very truly yours,


                                    REXENE CORPORATION


                                    By ........................
                                        Andrew J. Smith
                                        Chief Executive Officer


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.

WERTHEIM SCHRODER & CO. INCORPORATED


As Representatives of the Several Underwriters


By SMITH BARNEY INC.


By ..........................
       Managing Director

                                      SCHEDULE I


                                  REXENE CORPORATION


                                                         Number of
   Underwriter                                          Firm Shares
   -----------                                          -----------


Smith Barney Inc.

Wertheim Schroder
 & Co. Incorporated




                                                          _________
                                           Total.....     6,400,000
                                                          _________